Exhibit 10.36

EXECUTION COPY

AMENDMENT NO. 2 TO INDEPENDENT CONTRACTOR AGREEMENT,
ASSIGNMENT AND LIMITED WAIVER

          THIS AMENDMENT NO. 2 TO THE INDEPENDENT CONTRACTOR AGREEMENT, ASSIGNMENT AND LIMITED WAIVER (the “Agreement”), dated as of October 8, 2009, amends that certain Independent Contractor Agreement by and between Various, Inc., a California corporation (the “Company”) and Hinok Media Inc., a California corporation (“Hinok”), dated as of September 21, 2007, as amended by Section 10.3 of that certain Amendment to the SPA dated December 6, 2007, and as further amended and confirmed by that certain letter agreement accepted by the Company on or about May 14, 2008 (so amended, the “Independent Contractor Agreement”) and (subject to Section 3(a)) assigns Hinok’s rights and obligations arising under the Independent Contractor Agreement from Hinok, as assignor, to YouMu, Inc., a Washington corporation (“YouMu,” together with Hinok and the Company, the “Parties”), as assignee (the “Assignment”).

          WHEREAS, Hinok is an independent contractor to the Company under the Independent Contractor Agreement, pursuant to which Consultant provides consulting and related services to the Company.

          WHEREAS, Hinok wishes to assign all of its rights under the Independent Contractor Agreement to YouMu, and YouMu wishes to accept such Assignment and to assume all of Hinok’s obligations under the Independent Contractor Agreement, and the Company wishes to consent to the Assignment.

          WHEREAS, Hinok and the Company wish to waive any provisions of the Independent Contractor Agreement requiring payments to Hinok, which were instead made to YouMu.

          WHEREAS, the Company and Hinok desire to further amend the Independent Contractor Agreement as set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

          1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Independent Contractor Agreement.

          2. Waiver.

          (a) Any violations of Section 10 or Section 16 of the Independent Contractor Agreement caused by the Company’s compensation for Services paid to YouMu rather than Hinok prior to the date hereof are hereby waived. Hinok acknowledges that the Company remitted payments to YouMu at Hinok’s direction. The Company acknowledges that the Founder provided Services under the Independent Contractor Agreement as required since the commencement of the Term, notwithstanding that payments were made to YouMu and not Hinok.

          (b) Hinok and the Company hereby consent to the Assignment of the Independent Contractor Agreement to YouMu as set forth in Section 3 hereof pursuant to Section 16 of the Independent Contractor Agreement.

          3. Assignment.

          (a) Hinok hereby grants, conveys, assigns, transfers and sets over to YouMu, and its successors, all of Hinok’s right title and interest in and to the Independent Contractor Agreement, and all of the rights, obligations, duties and benefits of Hinok thereunder, effective as of the first date of services rendered by YouMu to the Company (the “Assignment Effective Date”); provided, however that Hinok shall continue to be bound by Sections 7 and 8 of the Independent Contractor Agreement and that such provisions shall continue to be binding upon Hinok as contemplated by Section 9 of the Independent Contractor Agreement.

          (b) YouMu hereby accepts the Assignment of Hinok’s right, title and interest in the Independent Contractor Agreement, and assumes and agrees to perform all of the obligations, duties and agreements of Hinok under the Independent Contractor Agreement from and after the Assignment Effective Date.

          (c) The Company’s execution of this Agreement shall constitute its acceptance of the Assignment and acknowledgment that YouMu shall be the “Consultant” under the Independent Contractor Agreement for all purposes as of the Assignment Effective Date.

          (d) Subject to the provisions of this Agreement, the Independent Contractor Agreement shall continue in full force and effect in accordance with its terms, and shall inure to the benefit of YouMu, as assignee, and the Company, and their respective permitted successors pursuant to the Independent Contractor Agreement.

          4. Amendment. The Independent Contractor Agreement is hereby amended as follows:

          (a) All references to “Penthouse Media Group Inc.” in the Independent Contractor Agreement are hereby deleted and replaced with “FriendFinder Networks Inc.”

          (b) All references to “Hinok Media Inc.” and “116 El Nido, Portola Valley, CA, 94028” in the Independent Contractor Agreement are hereby deleted and replaced with “YouMu, Inc.” and “2125 1st Ave #2904, Seattle, WA 98121”, respectively.

          (c) Section 2 of the Independent Contractor Agreement is hereby amended by replacing the phrase “for a period of one (1) year” in the first sentence with “until and including March 31, 2013”.

          (d) Section 5.a of the Independent Contractor Agreement is hereby amended and restated in its entirety as follows:

          “a. Compensation (i) In addition to the amounts to be paid to Consultant as provided in Section 5.a(ii) below and pursuant to any amendments to this Agreement agreed upon by the parties, Company shall compensate Consultant for its Services at the rate of $9,615.38 twice per month, with payments made on or about the 15th and last day of each calendar month during the Term.

          (ii) For the period from January 1, 2010 to March 31, 2013 (the “Increased Compensation Period”) the Consultant’s aggregate compensation earned shall be increased as follows (the “Increased Consulting Fees”): by $910,000 for the year ended 2010; by $910,000 for the year ended 2011; by $910,000 for the year ended 2012; and by $227,500 for the quarter ended March 31, 2013; provided, however, that all payments of the Increased Consulting Fees to the Consultant will be subject to and conditioned upon the repayment in full of the 15% Senior Secured Notes due 2010 of FriendFinder Networks Inc. f/k/a Penthouse Media Group Inc. and the Senior Secured Notes due 2011 of Interactive Network, Inc. (the “Debt Repayment”). If the Debt Repayment is not completed by January 1, 2010, then once such Debt Repayment has occurred, if at all, the Company shall, within ten business days of the Debt Repayment date, pay Consultant all Increased Consulting Fees earned and due for the period from January 1, 2010 to the date of the then most recent payment due to Consultant prior to the Debt Repayment in accordance with Section 5.a(i). For the avoidance of doubt, any earned but unpaid Increased Consulting Fees will not bear interest. The Increased Consulting Fees are earned pro rata over the course of the Increased Compensation Period on a twice-per month basis. Subject to the foregoing terms of payment as to the Increased Consulting Fees (including, without limitation, the condition that the Debt Repayment has occurred), the Increased Consulting Fees will be payable to Consultant, regardless of whether or not this Agreement remains in full force and effect and notwithstanding any other provisions of this Agreement to the contrary (other than the condition that the Debt Repayment has occurred).”

          (e) Section 5.b of the Independent Contractor Agreement is hereby amended by replacing the phrase “fmatasavage@pmgi.com” in the last sentence with “fmatasavage@ffn.com”.

          3. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Facsimile signatures shall be considered originals for all purposes.

          4. Independent Contractor Agreement Remains in Effect. Except as amended hereby, the Independent Contractor Agreement remains in full force and effect.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

COMPANY:

VARIOUS, INC.

By:	/s/ Ezra Shashoua

Name:	Ezra Shashoua
Title:	Chief Financial Officer

HINOK MEDIA INC.

By:	/s/ Andrew Conru

Name:	Andrew Conru
Title:	President

YOUMU, INC.

By:	/s/ Andrew Conru

Name:	Andrew Conru
Title:	President